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                                 EXHIBIT 21.1
                       SUBSIDIARIES OF DADE BEHRING INC.

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                                                   State or Jurisdiction of
         Subsidiary                              Incorporation or Organization
         ----------                              -----------------------------
Dade B.V.                                               The Netherlands
Dade AG                                                   Switzerland
Dade Diagnostics Lda                                       Portugal
Dade Diagnostics, SL                                         Spain
Dade Diagnostics Corporation                                Canada
Dade Diagnostics of P.R., Inc.                             Delaware
Dade Diagnostics Pty. Ltd                                  Australia
Dade Diagnostika GmbH                                       Germany
Dade Export Corporation                                    Delaware
Dade Foreign Sales Corporation                           Barbados W.I.
Dade Finance, Inc.                                         Delaware
Dade Limited                                                 Japan
Dade Ltda.                                                  Brazil
Dade Microscan Inc.                                        Delaware
Dade S.A.                                                   Belgium
Dade S.A.                                                   France
Dade S.A. de CV                                             Mexico
Dade S.p.A.                                                  Italy
Syva Diagnostics Holding Company                           San Jose
Syva Company                                               San Jose
Syva Childcare Inc.                                        San Jose
Dade Behring Canada Inc.                                    Canada
Behring Diagnostica de Mexico, S.A. de C.V.                 Mexico
Behring Diagnostica Ltda                                    Brazil
Dade International de Venezuela C.A.                       Venezuela
Dade Behring Holding GmbH                                   Germany
Dade Behring Marburg GmbH                                   Germany
Dade Behring Vertriebs GmbH                                 Germany
Dade Behring Grundstucks GmbH                               Germany
Dade Behring SA                                             France
Dade Behring Diagnostica S.p.A.                              Italy
Instituto Behring S.p.A.                                     Italy
Behring Diagnostics Iberica SA                               Spain
Behring Diagnostics Portugal                               Portugal
Syva Diagnostica B.V.                                     Netherlands
Syva European Distribution BV                             Netherlands
Dade Behring SA                                             Belgium
Behring Diagnostics Benelux s.a.-n.v.                       Belgium
Behring Diagnostica Austria Ges.m.b.H.                      Austria
Behring Diagnostica Denmark A/S                             Denmark
Behring Diagnostics Finland Oy/Ab                           Finland
Behring Diagnostika Norway AS                               Norway
Behring Diagnostika Sweden AS                               Sweden
Behring Diagnostics UK Ltd                                    UK
Behring Diagnostika Hellas ABEE                             Greece
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
Behring Diagnostics Polska Sp.ro.o.                             Poland
Behring Diagnostics AG                                        Switzerland
Dade Diagnostics AG                                           Switzerland
Hoechst Behring Diagnotics Ltd                                   Japan
Behring Diagnostics Australia Pty Ltd                          Australia
Behring Diagnostics Ltd., NZ                                  New Zealand
Behring Diagnostics Asia Pte. Ltd.                             Singapore
Behring Diagnostics (Malaysia) San Bhd                         Malaysia
PT Behrindonusa Perkasa                                        Indonesia
Behring Diagnostics Philippines, Inc.                         Philippines
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